Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Third Quarter 2023 Financial Results

New York, NY, August 10, 2023 -- PhenixFIN Corporation (NASDAQ: PFX) (the "Company"), a publicly traded business development company, today announced its financial results for the fiscal third quarter of 2023.

Highlights

●	Total investment income of $14.5 million and net investment income of $4.6 million for the nine months ended June 30, 2023

●	Net asset value (NAV) of $140.0 million, or $67.01 per share as of June 30, 2023

●	Redeemed the $22.5 million 6.125% unsecured notes on January 17, 2023

●	On February 8, 2023, the Board approved the expansion of the current repurchase program from $25 million to $35 million

●	Weighted average yield of 12.2% on debt and other income producing investments

David Lorber, Chief Executive Officer of the Company, stated:

“We reported another strong quarter driven by NII, strong performance from our equity investments, and increased investment activity all of which contributed to our increase in NAV/share. Our relationships and sourcing capabilities have us well positioned to capitalize on the growing demand for flexible capital and our bespoke solutions in the market.”

Selected Third Quarter 2023 Financial Results

For the three and nine months ended June 30, 2023, total investment income was $4.8 million and $14.5 million, of which $4.7 million and $13.8 million, respectively, was attributable to portfolio interest and dividend income and $0.1 million and $0.7 million, respectively, was attributable to fee and other income.

For the three and nine months ended June 30, 2023, total net expenses were $3.6 million and $9.8 million and total net investment income was $1.2 million and $4.6 million.

For the three and nine months ended June 30, 2023, the Company recorded a net realized loss of $1.3 million and $2.1 million and net unrealized gain of $9.0 million and $17.1 million, due largely to market volatility in various investments.

Portfolio and Investment Activities

As of June 30, 2023, the fair value of the Company's investment portfolio totaled $218.7 million and consisted of 46 portfolio companies.

As of June 30, 2023, the Company had 6 portfolio company investments on non-accrual status with a fair market value of $6.8 million.

Liquidity and Capital Resources

At June 30, 2023, the Company had $10.9 million in cash and cash equivalents and $57.5 million and $28.2 million outstanding in aggregate principal amount of its 5.25% unsecured notes due 2028 and the Credit Facility, respectively.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, grow the Company, increase net investment income, reduce operating expenses, implement its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word "approximately" when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	June 30, 2023 (Unaudited)	September 30, 2022
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $142,762,992 and $147,378,917, respectively)	$124,234,092	$122,616,275
Affiliated investments (amortized cost of $50,295,960 and $30,585,884, respectively)	35,336,778	12,314,192
Controlled investments (amortized cost of $79,039,463 and $85,483,093, respectively)	59,115,748	58,026,182
Total Investments at fair value	218,686,618	192,956,649
Cash and cash equivalents	10,876,185	22,768,066
Receivables:
Interest receivable	865,458	727,576
Paydown receivable	-	112,500
Dividends receivable	220,636	269,330
Other receivable	6,835	36,992
Prepaid share repurchase	11,443	489,156
Deferred financing costs	763,744	50,000
Due from Affiliate	396,419	271,962
Other assets	615,438	1,192,677
Total Assets	$232,442,776	$218,874,908

Liabilities:
Credit facility and note payable (net of debt issuance costs of $1,782,166 and $2,059,164, respectively)	$83,959,776	$77,962,636
Investments purchased payable	5,118,912	-
Accounts payable and accrued expenses	2,018,046	2,040,277
Interest and fees payable	669,577	503,125
Other liabilities	466,500	572,949
Deferred revenue	255,301	325,602
Administrator expenses payable (see Note 6)	-	74,911
Due to broker	-	16,550,000
Total Liabilities	92,488,112	98,029,500

Commitments and Contingencies (see Note 8)

Net Assets:

Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,088,589 and 2,102,129 common shares outstanding, respectively	2,089	2,102
Capital in excess of par value	674,934,277	675,401,802
Total distributable earnings (loss)	(534,981,702)	(554,558,496)
Total Net Assets	139,954,664	120,845,408
Total Liabilities and Net Assets	$232,442,776	$218,874,908

Net Asset Value Per Common Share	$67.01	$57.49

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2023	2022	2023	2022

Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,794,974	$1,468,171	$5,827,756	$3,748,190
Payment in-kind	110,477	102,063	336,257	340,636
Affiliated investments:
Cash	652,304	(23,496)	1,111,785	486,569
Payment in-kind	-	93,275	-	283,036
Controlled investments:
Cash	30,610	4,375	282,425	1,365,035
Payment in-kind	134,550	-	380,287	-
Total interest income	2,722,915	1,644,388	7,938,510	6,223,466
Dividend income	1,926,049	1,846,507	5,461,782	3,463,386
Interest from cash and cash equivalents	95,356	9,255	313,053	18,025
Fee income (see Note 9)	94,482	65,014	339,136	420,279
Other income	-	93,394	401,986	323,828
Total Investment Income	4,838,802	3,658,558	14,454,467	10,448,984

Expenses:
Interest and financing expenses	1,415,102	1,201,623	4,029,874	3,910,361
Salaries and benefits	1,277,797	1,037,602	2,937,420	1,973,770
Professional fees, net	310,878	469,550	1,036,024	936,895
General and administrative expenses	253,298	362,989	674,456	849,684
Directors fees	170,833	164,500	541,333	540,000
Insurance expenses	115,654	155,449	361,125	469,803
Administrator expenses (see Note 6)	76,351	58,881	232,172	210,162
Total expenses	3,619,913	3,450,594	9,812,404	8,890,675
Net Investment Income	1,218,889	207,964	4,642,063	1,558,309

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(1,374,437)	(188,638)	(2,199,059)	749,791
Affiliated investments	30,211	-	30,211	14,737,897
Controlled investments	858	925	24,131	1,850
Total net realized gains (losses)	(1,343,368)	(187,713)	(2,144,717)	15,489,538
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	3,907,130	(9,623,302)	6,233,742	(11,630,618)
Affiliated investments	2,322,910	405,381	3,312,510	(8,529,483)
Controlled investments	2,811,099	(31,533)	7,533,196	1,954,912
Total net change in unrealized gains (losses)	9,041,139	(9,249,454)	17,079,448	(18,205,189)
Loss on extinguishment of debt (see Note 5)	-	-	-	(296,197)
Total realized and unrealized gains (losses)	7,697,771	(9,437,167)	14,934,731	(3,011,848)

Net Increase (Decrease) in Net Assets Resulting from Operations	$8,916,660	$(9,229,203)	$19,576,794	$(1,453,539)

Weighted average basic and diluted earnings per common share	$4.26	$(4.19)	$9.34	$(0.61)
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,090,691	2,202,115	2,095,591	2,372,849

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